EXHIBIT 22



                         SUBSIDIARIES of the REGISTRANT



Name of Subsidiary                                   State of Incorporation
------------------                                   ----------------------
Quipp Systems, Inc.                                  Florida

Newstec, Inc.                                        Massachusetts